POWER OF ATTORNEY
The undersigned hereby constitutes and appoints each of Lisa H. Abbot, Trina
F. Adams, Diana L. Day, Briana T. Goncalves, Bradley H. Oliphant, and Debbie
S. Robinson, or any of them acting singly, and with full power of substitution or revocation, the undersigned's true and lawful attorney-in-fact, with full power to act for the undersigned and in the undersigned's name, place and stead, to:
(1) Take such actions as may be necessary, appropriate or advisable to enable the undersigned to submit and file, or cause to be submitted and filed, forms and other documents with the U.S. Securities and Exchange Commission ("SEC") utilizing the SEC's Electronic Data Gathering and Retrieval ("EDGAR") system, which actions may include, without limitation, (a) enrolling the undersigned in EDGAR Next or any successor filing system and (b) preparing, executing, submitting and filing, or causing to be submitted and filed, with the SEC a Form ID, amendments thereto, and such other documents and information as may be necessary, appropriate or advisable to obtain and maintain codes and passwords enabling the undersigned to make filings and submissions utilizing the EDGAR system;
(2) Prepare, execute, submit and file, or cause to be submitted and filed, for and on behalf of the undersigned any and all forms, statements and reports (including, but not limited to, Forms 3, 4 and 5 and any amendments or supplements to such forms) of the undersigned as a director or officer of Sempra or its subsidiaries, including, but not limited to, San Diego Gas & Electric Company and Southern California Gas Company, pursuant to Section
16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations promulgated thereunder, as amended from time to time;
(3) Prepare, execute, submit and file, or cause to be submitted and filed, for and on behalf of the undersigned any and all Form 144s (including any amendments or supplements thereto) with respect to the sale of securities of Sempra by the undersigned, pursuant to Rule 144 under the Securities Act of 1933 (the "Securities Act") and any successor or other applicable rules and regulations promulgated thereunder, as amended from time to time;
(4) Perform any and all acts in connection with the foregoing for and on behalf of the undersigned as the attorney-in-fact so acting may deem necessary, appropriate or advisable in connection with preparing, executing, submitting and filing with or otherwise delivering any such forms, statements or reports to the SEC and any stock exchange or similar authority;
(5) Act as an account administrator for the undersigned's EDGAR account, including to: (a) appoint, remove and replace account administrators, account users, and technical administrators; (b) delegate authority to entities, including filing agents, law firms, broker-dealers and related entities, to make filings and submissions utilizing the EDGAR system on the undersigned's behalf; (c) maintain the undersigned's EDGAR account, including modification of access codes; (d) maintain, modify and certify the accuracy of information on the undersigned's EDGAR account dashboard; (e) act as the EDGAR point of contact with respect to the undersigned's EDGAR account; and (f) take any other actions contemplated by Rule 10 of SEC Regulation S-T, and any successor or other applicable rules or regulations, as amended from time to time, with respect to account administrators;
(6) Cause Sempra to accept a delegation of authority from any of the undersigned's EDGAR account administrators and, pursuant to that delegation, authorize Sempra's EDGAR account administrators to appoint, remove or replace account users for the undersigned's EDGAR account;
(7) Obtain, as the undersigned's representative and on the undersigned's behalf, information regarding transactions in securities issued by Sempra or its subsidiaries from any third party, including Sempra and its subsidiaries and any brokers, dealers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such third party to release any such information to the attorney-in-fact; and
(8) The undersigned acknowledges and agrees that: (a) this power of attorney authorizes, but does not require, the attorney-in-fact to act in his or her discretion and rely on information and instructions provided to such attorney-in-fact by any third party referred to in paragraph (7) above or by the undersigned, in each case without independent verification of such information; (b) for the avoidance of doubt, any documents prepared or executed by the attorney-in-fact on behalf of the undersigned pursuant to this power of attorney will be in such form and contain such information as the attorney-in-fact, in his or her discretion, deems necessary, appropriate or advisable; (c) neither Sempra nor its subsidiaries nor the attorney-in-fact assumes any liability for the undersigned's responsibility to comply with the requirements of Section 16 of the Exchange Act or Rule 144 under the Securities Act, any liability of the undersigned for any failure to comply with such requirements, or any liability of the undersigned for disgorgement of profits under Section 16(b) of the Exchange Act; and (d) for the avoidance of doubt, this power of attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under
Section 16 of the Exchange Act and Rule 144 under the Securities Act, including, without limitation, the reporting requirements thereunder.
The undersigned grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever necessary, appropriate or advisable to be done in connection with the exercise of any of the rights and powers granted in this power of attorney, as fully, to all intents and purposes, as the undersigned might or could do if personally present, and ratifies and confirms all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers granted herein.
This power of attorney shall supersede any power of attorney previously granted by the undersigned with respect to the subject matter herein and shall remain in full force and effect until the undersigned is no longer obligated to file forms, statements or reports under Section 16 of the Exchange Act and under Rule 144 under the Securities Act with respect to the undersigned's holdings of or transactions in securities issued by Sempra or its subsidiaries, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.
IN WITNESS WHEREOF, the undersigned has caused this power of attorney to be executed as of this 9th day of July, 2026.


/s/ ELVIA LIMA ORTIZ
Elvia Lima Ortiz

CALIFORNIA ACKNOWLEDGMENT

CIVIL CODE SECTION 1189

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of California
County of Los Angeles

On July 9, 2026 before me, Denise Noguera-Zagala, Notary Public, personally appeared Elvia Lima Ortiz who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

/s/ Denise Noguera-Zagala
Signature of Notary Public

[SEAL]
DENISE NOGUERA-ZAGALA
Notary Public - California
Los Angeles County
Commission #2537018
My Comm. Expires Oct 28, 2029

Place Notary Seal and/or Stamp Above